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                                EXHIBIT 10.22

           FORM OF SHORT-TERM 10% NOTE ISSUED BY RCI IN APRIL 1996


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                                                                RCIN-___________

                               PROMISSORY NOTE


$_______________                                                  April __, 1996

FOR VALUE RECEIVED, the undersigned, RAPID CAST, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of ______________________________ ("Holder"), the principal sum of
$_______________, on the earlier of (a) March 31, 1997 or (b) such date as Maker obtains from a third party, in one or more transactions, an aggregate of $3 million or more in equity, debt or other financing. Maker promises to pay interest (computed for the actual number of days elapsed on the basis of a year of 360 days) in respect of the unpaid principal amount hereof from the date hereof until maturity, at the rate of ten percent (10%) per annum. Interest shall be payable on the first day of each month in which this Note is outstanding. Both principal and interest are payable in lawful money of the United States of America at such address as shall be designated by Holder.

Maker also promises to pay all costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or in any litigation or controversy arising from or connected with this Note or any agreement pursuant to which the debt evidenced hereby arises.

Maker agrees that upon the occurrence of an Event of Default (as defined below), the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, be immediately due and payable without notice. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Upon the occurrence of an Event of Default the interest rate on this Note shall automatically increase without notice to fourteen percent (14%) per annum without in any way affecting or limiting Holder's rights upon the occurrence of an Event of Default.

The occurrence at any time of any one or more of the following events shall constitute an Event of Default under this Note: (a) Maker's failure to pay the principal amount due hereunder; (b) Maker's failure to pay interest due hereunder, which failure shall continue for five (5) days following written notice from Holder requesting payment; (c) the dissolution, liquidation, termination of legal existence, or insolvency of Maker; (d) the appointment of a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any property of assets of Maker, or action by any court to take jurisdiction of all or substantially all of the property or assets of Maker;
(e) the sale of all or substantially all of Maker's property or assets; (f) the commencement of any proceeding under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker.

Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and Holder that the maximum rate of interest to be paid by Maker to Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a lender such as Holder to a borrower such as Maker under the laws of the State of New York. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

Any amount outstanding under this Note may be prepaid, in whole or in part, by Maker at any time. Any prepayments shall be applied to reduce the outstanding principal balance of this Note and shall not relieve Maker of its obligations to make regularly scheduled interest payments hereunder.

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Failure by the Holder to insist upon the strict performance by Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note. Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. This Note shall be governed by and construed in accordance with the laws of the State of New York (but not its conflicts of law provisions).

                                     RAPID CAST, INC.

                                     By: _______________________________________
                                         Jeffrey Rubin, Executive Vice President